                                                                    EXHIBIT 99.1

Explanation of Responses.

(1) Pursuant to the terms of the Limited Liability Company Agreement of VG
Holdings, LLC ("Holdings"), dated February 11, 2010 (the "LLC Agreement"),
Holdings commenced the process of dissolution on June 30, 2013, including the distribution to its Members (as defined below) of 15,562,558 shares of common stock ("Distributed Shares") of Viasystem Group, Inc. ("Viasystems") of which it was the record holder. The members of Holdings receiving Distributed Shares
(collectively, the "Members" and, individually, a "Member") are (i) Hicks, Muse,
 Tate & Furst Equity Fund III, L.P. ("Equity Fund III"); HM3 Coinvestors, L.P.
("HM3 Coinvestors"); Hicks, Muse, PG-IV (1999), C.V. ("PG-IV" and together with
Equity Fund III and HM3 Coinvestors, the "Group 1 HM Members"); HMTF Equity Fund
IV (1999), L.P.("Equity Fund IV"); HMTF Private Equity Fund IV (1999), L.P.
("Private Equity Fund IV"); HM 4-P (1999) Coinvestors, L.P. ("HM 4-P"); and
HM4-EQ (1999)Coinvestors, L.P. ("EQ Coinvestors", and together with Equity Fund
IV, Private Equity Fund IV and HM 4-P, the "Group 2 HM Members", and the Group 1
HM Members and the Group 2 HM Members, collectively, the "HM Members"); (ii) GSC
Recovery II, L.P. ("RII") and GSC Recovery IIA, L.P. ("RIIA" and together with
RII, the "GSC Members"); and (iii) TCW Shared Opportunity Fund III, L.P. (the
"TCW Member"). Of the Distributed Shares, Holdings distributed an aggregate of
9,982,135 Distributed Shares to the HM Members, 8,487,835 of which were distributed to the Group 1 HM Members and are reported on this Form 4 (the
"Reported Shares"). On or around the same reporting date as this Form 4,
Holdings is filing three additional Forms 4 reflecting distributions of the
Distributed Shares to the Group 2 HM Members, the GSC Members and the TCW
Member. Collectively, the four Forms 4 will report all of the Distributed
Shares.

Except as set forth herein, Holdings, the Group 1 HM Members, Hicks Muse Fund
III Incorporated ("Fund III Incorporated"), HM Fund IV Cayman, LLC ("Fund IV
Cayman"), John R. Muse ("Muse") and Andrew S. Rosen ("Rosen") (collectively, the
"Reporting Persons") each hereby disclaim beneficial ownership of any shares of common stock of Viasystems that may be beneficially owned by any other Reporting
Person or Member or its respective affiliates, and this report shall not be deemed an admission that any Group 1 HM Member, Group 2 HM Member, Fund III
Incorporated, Fund IV Cayman, Hicks Muse (1999) Fund IV, LLC, Muse or Rosen
(collectively, the "HM Entities") are the beneficial owners of such shares for the purpose of Section 16 or for any other purpose, except to the extent of their pecuniary interest therein.

(2) Equity Fund III is the direct beneficial owner of the shares of common stock. Fund III Incorporated is the ultimate general partner of Equity Fund III and may be deemed to have voting and dispositive power over any Reported Shares beneficially owned by Equity Fund III. Fund III Incorporated disclaims beneficial ownership of such shares, and this report shall not be deemed an admission that Fund III Incorporated is the beneficial owner of such shares for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein. For the avoidance of doubt, after the distribution of the Distributed Shares, Holdings is not the beneficial owner of any shares of
Viasystems for the purpose of Section 16.

(3) HM3 Coinvestors is the direct beneficial owner of these shares of common stock. Fund III Incorporated is the ultimate general partner HM3 Coinvestors and may be deemed to have voting and dispositive power over any Reported Shares beneficially owned by HM3 Coninvestors. Fund III Incorporated disclaims beneficial ownership of such shares, and this report shall not be deemed an admission that Fund III Incorporated is the beneficial owner of such shares for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein. For the avoidance of doubt, after the distribution of the Distributed Shares, Holdings is not the beneficial owner of any shares of
Viasystems for the purpose of Section 16.

(4) PG-IV is the direct beneficial owner of these shares of common stock. Fund
IV Cayman is the ultimate general partner of PG-IV and may be deemed to have voting and dispositive power over any Reported Shares beneficially owned by
PG-IV. Fund IV Cayman disclaims beneficial ownership of such shares, and this report shall not be deemed an admission that Fund IV Cayman is the beneficial owner of such shares for the purpose of Section 16 or for any other purpose, except to the extent of its pecuniary interest therein. For the avoidance of doubt, after the distribution of the Distributed Shares, Holdings is not the beneficial owner of any shares of Viasystems for the purpose of Section 16.

(5) The committee that exercises voting and dispositive power over the shares beneficially owned by each of the general partners of the HM Entities currently consists of two members (Muse and Rosen). Muse and Rosen may be deemed to share dispositive and/or voting power over all or a portion of the shares of
Viasystems beneficially owned by the HM Entities. Each of Muse and Rosen disclaims the existence of a group and disclaims beneficial ownership of such shares, and this report shall not be deemed an admission that Muse or Rosen is the beneficial owner of such shares for the purpose of Section 16 or for any other purpose, except to the extent of his pecuniary interest therein. For the avoidance of doubt, after the distribution of the Distributed Shares, Holdings is not the beneficial owner of any shares of Viasystems for the purpose of
Section 16.